Exhibit 10.2

CELCUITY INC.

NON-QUALIFIED STOCK OPTION TRANSFER AGREEMENT

This Non-Qualified Stock Option Transfer Agreement (this “Agreement”) is entered into as of _________ __, 202_ (the “Effective Date”), by and among Celcuity Inc., a Delaware corporation (the “Company”), [_______________] (the “Transferor”) and [_______________] (the “Transferee”). The Company, the Transferor and the Transferee are each sometimes referred to herein as a “Party,” and collectively sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, on [OPTION GRANT DATE], the Company granted to the Transferor an option (the “Granted Option”) to purchase [___] shares of common stock, par value $0.001 per share of the Company, subject to the terms and conditions of the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan attached hereto as Exhibit A (as amended, the “Plan”) and a Non-Qualified Stock Option Agreement thereunder by and between the Company and the Transferor attached hereto as Exhibit B (as amended, the “Stock Option Agreement”);

WHEREAS, the Company has adopted that certain Policy for the Transfer of Non-Statutory Stock Options by Directors and Executive Officers Under the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (the “Permitted Transfer Policy”) pursuant to which directors and executive officers may, subject to certain conditions, transfer all or any portion of any vested non-statutory stock options to certain Permitted Recipients (as defined in the Permitted Transfer Policy); and

WHEREAS, the Transferor desires to transfer the Granted Option with respect to [___] vested shares (the “Option”) to the Transferee and the Company desires to consent to such transfer, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company, the Transferor and the Transferee agree as follows:

AGREEMENT

1. Transfer of the Option.

(a) As of the Effective Date, the Transferor hereby transfers to the Transferee the Option (the “Transfer”) and the Transferee hereby accepts the transfer of the Option by the Transferor.

(b) The Transferee and the Transferor acknowledge and agree that the Transferee shall be bound by all of the terms and conditions of the Plan and the Stock Option Agreement as if the Transferee were the Grantee (as named in the Stock Option Agreement) and as if the Transferee had accepted the Stock Option Agreement; provided, however, that references in the Plan and the Stock Option Agreement to (A) the service of the Optionee or (B) the termination of service of the Optionee shall be deemed to continue to be references to (X) the service of the Transferor or (Y) the termination of service of the Transferor, as applicable, and the Transferor shall remain responsible for any withholding taxes that may be due in connection with the exercise or other disposition of the Option.

(c) The Company consents to the Transfer in accordance with Section 15.3 of the Plan and the section of the Stock Option Agreement entitled “Non-Transferability of Option”. Except as expressly set forth in this Section 1(c), nothing in this Agreement shall be deemed a waiver of any of the Company’s rights under the Plan or the Stock Option Agreement, including with respect to the Company’s rights to withhold consent, in its discretion, to future transfers.

2. Representations and Warranties by the Transferor and Transferee. The Transferor and the Transferee hereby represent and warrant to the Company, jointly and severally, that:

(a) The Transferee qualifies as a Permitted Recipient within the meaning of the Permitted Transfer Policy, and the Transferor has delivered to the Company a true and complete copy of the instrument creating the Transferee (including all amendments thereto).

(b) The Transferor has been informed and acknowledges that the Transferor may be subject to certain federal and state tax liability in connection with the Transfer of the Option and/or the exercise of the Option. The Transferor and the Transferee have consulted their applicable individual tax advisor(s) regarding the specific tax consequences of the Transfer and are not relying on any statements or representations by the Company or its advisors with respect thereto. The Transferor hereby covenants and agrees that the Transferor will be responsible for paying to the Company or its designated subsidiary any amount of any applicable withholding taxes required to be withheld with respect to the exercise or other disposition of the Option.

(c) The Transferor and the Transferee each have the full legal right, power and capacity to execute and deliver this Agreement and to perform their respective obligations hereunder, and that this Agreement has been duly authorized, executed and delivered on behalf of the Transferor and Transferee.

3. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit in the United States mail by certified mail, with postage and fees prepaid, or delivered via electronic mail to the respective Parties at their address as set forth on the signature page hereto.

4. Further Instruments. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

5. Entire Agreement. The terms of the Plan and the Stock Option Agreement are incorporated herein by reference. This Agreement, together with the Plan and the Stock Option Agreement, constitutes the entire agreement of the Parties and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof.

6. Governing Law. The validity and construction of this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

7. Severability. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TRANSFEROR	CELCUITY INC.

Signed:	Signed:

Name of Transferor (please print)	Name

Address	Title

Email	Address

Email

TRANSFEREE

Signed:

Name of Transferee (please print)

Name and Title of Signatory (if signing for an entity)

Address

Email: